        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1998
                                                     REGISTRATION NO. 333-_____
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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                         PHOENIX TECHNOLOGIES LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                       04-2685985
 ------------------------                   -----------------------------------
 (STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            411 E. Plumeria Drive
                            San Jose, CA 95134
                               (408) 570-1000
(ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

       AWARD SOFTWARE INTERNATIONAL INC. 1997 EQUITY INCENTIVE PLAN
        AWARD SOFTWARE INTERNATIONAL INC. 1995 STOCK OPTION PLAN
       AWARD SOFTWARE INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN
        SAND MICROELECTRONICS, INC. NON-QUALIFIED STOCK OPTION PLAN
               SAND MICROELECTRONICS, INC. 1998 STOCK PLAN
                          (FULL TITLE OF THE PLAN)

                               Stuart J. Nichols
                       Vice President and General Counsel
                           Phoenix Technologies Ltd.
                             441 E. Plumeria Drive
                           San Jose, California 95134
                                (408) 570-1000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                COPIES TO:
                          HERBERT P. FOCKLER, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                          PALO ALTO, CA 94304-1050
                              (650) 493-9300

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM        PROPOSED                AMOUNT OF
TITLE OF SECURITIES                     AMOUNT TO BE       OFFERING PRICE     MAXIMUM AGGREGATE       REGISTRATION
 TO BE REGISTERED                         REGISTERED         PER SHARE         OFFERING PRICE              FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value .......
- Outstanding Under Award's 1997
  Equity Incentive Plan (1)                811,581          $7.158(3)           $5,809,050(3)        $1,713.67
- Outstanding Under Award's 1995
  Stock Option Plan (1)                  1,469,699          $5.781(4)           $8,496,329(4)        $2,506.42
- Outstanding Under Award's
  Employee Stock Purchase Plan (1)          60,000          $5.419(5)             $325,140(5)           $95.91
- Outstanding Under Sand's Non-
  Qualified Stock Option Plan (2)           88,583          $0.267(6)              $23,638(6)            $6.97
- Outstanding Under Sand's 1998
  Stock Plan (2)                           175,491          $1.041(7)             $182,620(7)           $53.87
TOTAL                                    2,605,353                             $14,836,777           $4,376.84(8)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Pursuant to the Agreement and Plan of Reorganization (the "Award Agreement") entered into as of April 15, 1998, by and among the Registrant, Portland Acquisition Corporation and Award Software International Inc. ("Award"), the Registrant assumed all of the outstanding options to purchase Common Stock of Award under Award's, 1997 Equity Incentive Plan, 1995 Stock Option Plan and Employee Stock
     Purchase Plan, and such options became exercisable to purchase shares of Common Stock of the Registrant, subject to appropriate adjustments to the number of shares and the exercise price of each such assumed option as provided in the Award Agreement.

(2) Pursuant to the Agreement and Plan of Reorganization (the "Sand Agreement") entered into as of September 17, 1998, by and among the Registrant, Phoenix Sub Corporation and Sand Microelectronics, Inc. ("Sand"), the Registrant assumed all of the outstanding options to purchase Common Stock of Sand under Sand's, Non-Qualified Stock Option Plan and 1998 Stock Plan, and such options became exercisable to purchase shares of Common Stock of the Registrant, subject to appropriate adjustments to the number of shares and the exercise price of each such assumed option as provided in the Sand Agreement.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $7.158 per share for outstanding options to purchase a total of 811,581 shares of Common Stock.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $5.781 per share for outstanding options to purchase a total of 1,469,699 shares of Common Stock.

(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $5.419 per share (85% of $6.375, which is the average high and low price of the Registrant's Common Stock Price as reported on the Nasdaq National Market on
     September 29, 1998) to purchase a total of 60,000 shares of Common Stock.

(6) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $0.267 per share for outstanding options to purchase a total of 88,583 shares of Common Stock.

(7) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $1.041 per share for outstanding options to purchase a total of 175,491 shares of Common Stock.

(8) Amount of the Registration Fee was calculated pursuant to Section6(b) of the Securities Act of 1933, as amended.

                           PHOENIX TECHNOLOGIES LTD.
                      REGISTRATION STATEMENT ON FORM S-8


                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    Phoenix Technologies Ltd. (the "Company") hereby incorporates by reference in this registration statement the following documents:

   (a) The Company's Annual Report on Form 10-K filed under the Securities Exchange Act of 1934 (the "Exchange Act") for the fiscal year ended September 30, 1997.

   (b) (1) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 filed pursuant to Section 13 of the Exchange Act.

       (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed pursuant to Section 13 of the Exchange Act.

       (3) The Companys Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed pursuant to Section 13 of the Exchange Act.

       (4) The Company's Current Report on Form 8-K dated April 24, 1998 filed pursuant to Section 13 of the Exchange Act.

       (5) The Company's Current Report on Form 8-K dated May 12, 1998 filed pursuant to Section 13 of the Exchange Act.

       (6) The Company's Current Report on Form 8-K dated September 29, 1998 filed pursuant to Section 13 of the Exchange Act.

       (7) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended September 30, 1997.

   (c) Any description of any securities of the Company's contained in any registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law grants to each corporation organized thereunder the power to indemnify its officers and directors for certain acts. Article TENTH of the Registrant's Amended and Restated Certificate of Incorporation sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacities as directors or officers of the Registrant. Article TENTH provides, in part, that each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise shall be indemnified and held harmless by the Registrant, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding; provided, however, that if the person seeking indemnification initiated the proceeding in respect to which he or she is seeking indemnification from the Registrant, the Registrant shall provide such indemnification only if such proceeding was authorized by the Registrant's Board of Directors. The right to indemnification includes the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to indemnification.

     Article NINTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except for liability: (1) for breach of a director's duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.


     Exhibit
     Number                                       Description
     -------                                      -----------
        5.1              Opinion of counsel as to legality of securities being registered
      10.34              Award's 1997 Equity Incentive Plan
      10.35              Award's 1995 Stock Option Plan
      10.36              Award's Employee Stock Purchase Plan
      10.37              Sand's Non-Qualified Stock Option Plan
      10.38              Sand's 1998 Stock Plan
       23.1              Consent of counsel (contained in Exhibit 5.1)
       23.2              Consent of Ernst & Young LLP, Independent Auditors
       23.3              Consent of PricewaterhouseCoopers LLP, Independent Accountants
       24.1              Power of Attorney (see page II-5)

ITEM 9.  UNDERTAKINGS.

(a) RULE 415 OFFERINGS

   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i)and (a)(1)(ii)do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d)of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) FILING INCORPORATION SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a)or section 15(d)of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to section 15(d)of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 29th day of September, 1998.

                                     PHOENIX TECHNOLOGIES LTD.


                                     By:   /s/ Jack Kay
                                         ---------------------------------------
                                           Jack Kay
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Kay and Robert J. Riopel jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the 29th day of September, 1998 in the capacities indicated.

         SIGNATURE                                  TITLE
         ---------                                  -----

  /s/ Jack Kay
-------------------------------   Director and Principal Executive Officer
Jack Kay

  /s/ Robert J. Riopel
-------------------------------   Principal Financial and Accounting Officer
Robert J. Riopel

  /s/ Charles Federman
-------------------------------   Director
Charles Federman

  /s/ Ronald D. Fisher
-------------------------------   Director
Ronald D. Fisher

  /s/ Anthony P. Morris
-------------------------------   Director
Anthony P. Morris

                               INDEX TO EXHIBITS

Exhibit
Number           Description
-------          -----------
  5.1            Opinion of counsel as to legality of securities being registered
10.34            Award's 1997 Equity Incentive Plan
10.35            Award's 1995 Stock Option Plan
10.36            Award's Employee Stock Purchase Plan
10.37            Sand's Non-Qualified Stock Option Plan
10.38            Sand's 1998 Stock Plan
 23.1            Consent of counsel (contained in Exhibit 5.1)
 23.2            Consent of Ernst & Young LLP, Independent Auditors
 23.3            Consent of PricewaterhouseCoopers LLP, Independent Accountants
 24.1            Power of Attorney (see page II-5)